Exhibit 10.2

ZOOMINFO INTERMEDIATE HOLDINGS LLC
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
Dated as of [         ], 2020
THE UNITS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

i

Article VIII TAX MATTERS		24
8.1	Preparation of Tax Returns	24
Article IX RESTRICTIONS ON TRANSFER OF UNITS		24
9.1	Transfers of Units	24
9.2	Restricted Units Legend	26
9.3	Assignee’s Rights	28
9.4	Assignor’s Rights and Obligations	28
9.5	Encumbrances	28
9.6	Further Restrictions	29
9.7	Counterparts; Joinder	30
9.8	Ineffective Transfer	30
Article X ADMISSION OF MEMBERS		30
10.1	Substituted Members	30
10.2	Additional Members	30
10.3	Additional Managing Member	30
Article XI WITHDRAWAL AND RESIGNATION OF MEMBERS		31
Article XII EXCHANGE RIGHTS		31
12.1	Class A Common Unit for Class A Common Stock	31
12.2	Exchange Procedures	32
12.3	Limitations on Exchanges	33
12.4	Adjustment	33
12.5	Class A Common Stock to be Issued	34
12.6	Restrictions	35
12.7	Tax Treatment; Tax Withholding	35
Article XIII DISSOLUTION AND LIQUIDATION		36
13.1	Dissolution	36
13.2	Winding Up and Termination	36
13.3	Deferment; Distribution in Kind	37
13.4	Cancellation of Certificate	37
13.5	Reasonable Time for Winding Up	38
13.6	Return of Capital	38
Article XIV VALUATION		38
14.1	Value	38
14.2	Determination and Dispute	38
Article XV GENERAL PROVISIONS		38
15.1	Power of Attorney	38
15.2	Amendments	39
15.3	Title to Company Assets	39
15.4	Addresses and Notices	40
15.5	Binding Effect	40
15.6	Creditors	40
15.7	Waiver	41
15.8	Counterparts	41

ii

15.9	Applicable Law; Waiver of Jury Trial	41
15.10	Severability	41
15.11	Further Action	41
15.12	Delivery by Facsimile	41
15.13	Offset	42
15.14	Entire Agreement	42
15.15	Remedies	42
15.16	Descriptive Headings; Interpretation	42
15.17	Spousal Consent	42

iii

ZOOMINFO INTERMEDIATE HOLDINGS LLC
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of [         ], 2020, is entered into by and among ZoomInfo Intermediate Holdings LLC, a Delaware limited liability company (the “Company”), ZoomInfo Technologies, Inc., a Delaware corporation (“PubCo”), as the Managing Member and on its behalf, and the Members. Capitalized terms used herein without definition shall have the meanings assigned to such terms in Article I.
WHEREAS, the Company was formed as a limited liability company under the Delaware Act by the filing of the Certificate with the Secretary of State of the State of Delaware on February 25, 2020;
WHEREAS, PubCo, as the Managing Member, entered into the Limited Liability Company Agreement, dated as of February 25, 2020 (the “Prior Agreement”);
WHEREAS, pursuant to Sections 6.6(d) and 12.7(a) of the Fourth Amended and Restated Limited Liability Company Agreement of ZoomInfo OpCo, dated as of February 1, 2019 (as amended, the “ZoomInfo OpCo Agreement”), holders of a majority of the outstanding Preferred Units and Common Units (each as defined in the ZoomInfo OpCo Agreement) have determined to effect an Initial Public Offering and to effect a Corporate Conversion (as defined in the ZoomInfo OpCo Agreement) in connection with such Initial Public Offering;
WHEREAS, in connection with the Initial Public Offering and the Corporate Conversion and pursuant to the approval of the Manager (as defined in the Management Holdings Agreement) of Management Holdings, on [         ], 2020, Management Holdings effected a reverse split of all issued and outstanding Class P Units (as defined in the Management Holdings Agreement) as reflected in the books and records of Management Holdings;
WHEREAS, in connection with the Initial Public Offering and the Corporate Conversion and immediately prior to the Effective Time, the Class P Units, automatically without any further action on the part of Management Holdings and its members, converted into Management Holdings Units, and the Class P Units ceased to exist;
WHEREAS, as of the Effective Time and pursuant to the Reorganization Agreement, Management Holdings merged with and into the Company, with the Company surviving, a number of Class A Common Units equal to the number of then outstanding Management Holdings Units were issued to holders of such Management Holdings Units in exchange for such Management Holdings Units;
WHEREAS, as of the Effective Time and pursuant to the Reorganization Agreement, 22C DiscoverOrg CP, L.P. contributed to the Company a number of Class A Common Units of ZoomInfo OpCo in exchange for an equal number of Class A Common Units and subsequently merged with and into 22C Capital I-A, L.P., with 22C Capital I-A, L.P. surviving;

WHEREAS, as of the Effective Time and pursuant to the Reorganization Agreement, HSKB Funds II, LLC, a Delaware limited liability company, contributed to the Company a number of Class A Common Units of ZoomInfo OpCo in exchange for an equal number of Class A Common Units;
WHEREAS, as of the Effective Time and pursuant to the Reorganization Agreement, certain holders of Class A Common Units of ZoomInfo OpCo acquired a number of Class A Common Units in redemption of an equal number of such Class A Common Units of ZoomInfo OpCo; and
WHEREAS, the Company, PubCo, as Managing Member and on its behalf, the 22C Member and the Members desire to amend and restate the Prior Agreement in its entirety as set forth herein effective as of the date hereof, at which time the Prior Agreement will be superseded entirely by this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to amend and restate the Prior Agreement to read in its entirety as follows:
ARTICLE I
DEFINITIONS
The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.
“22C Member” means 22C Capital I-A, L.P. and its Permitted Transferees.
“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 10.2.
“Admission Date” has the meaning set forth in Section 9.4.
“Affiliate” of any Person means any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question.
“Agreement” means this Amended and Restated Limited Liability Company Agreement of the Company.
“Assignee” means a Person to whom any Units have been Transferred in accordance with the terms of this Agreement but who has not become a Member pursuant to Article X.
“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Capital Contribution” means any cash, cash equivalents, promissory obligations or the Fair Market Value of other property which a Member contributes to the Company pursuant to Section 3.1.
“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) including, without limitation, partnership or membership interests (including any components thereof such as capital accounts, priority returns or the like) in a limited partnership or limited liability company and any and all warrants, rights or options to purchase any of the foregoing.
“Cause” shall have the meaning ascribed to such term in any written employment, consulting or severance agreement (or legally binding offer letter) between the Company or any Subsidiary of the Company and such Management Member, or in the absence of any such written agreement (or legally binding offer letter), shall mean (i) the conviction of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) reporting to work under the influence of alcohol or illegal drugs, or other repeated conduct causing the Company or any of its Subsidiaries substantial public disgrace or disrepute or substantial economic harm, (iii) substantial and repeated failure to perform duties as reasonably directed by the Company, (iv) any act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries to the disadvantage or detriment of the Company and its Subsidiaries, (v) any act or omission constituting breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or its Subsidiaries, or (vi) any other material breach of (A) any written agreement between the Company or its Subsidiaries and such Management Member evidencing the issuance of any Employee Incentive Units or (B) any other written agreement between such Management Member and the Company or any of its Subsidiaries. With respect to sections (ii)-(iv), the Company may not take any Cause-related action with respect to a Management Member without first providing at least thirty (30) days written notice and an opportunity to cure the alleged conduct or occurrence being made the basis of such Cause determination.
“Certificate” means the Company’s Certificate of Formation as filed with the Secretary of State of the State of Delaware, as amended or amended and restated.
“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of PubCo.
“Class A Common Units” means the common limited liability company interests described in Section 3.1(a)(i) and having the rights and preferences specified herein.
“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of PubCo.
“Class P Units” means the Class P limited liability company interests of Management Holdings that were outstanding immediately prior to the Effective Time and have been converted into the number of common units of Management Holdings (“Management Holdings Units”) equal to the product of (i) the number of such Class P Units multiplied by (ii) the quotient of (a) the difference between the per unit value of such Management Holdings Units as reasonably determined by the Managing Member of Management Holdings based on the initial public offering price of shares of Class A Common Stock (the “Per Unit Common Unit Value”) immediately prior to the Effective Time and the Participation Threshold (as defined in the Management Holdings Agreement) applicable to such Class P Unit, divided by (b) the Per Unit Common Unit Value immediately prior to the Effective Time, as set forth in the books and records of Management Holdings.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Company” means ZoomInfo Intermediate Holdings LLC, a Delaware limited liability company.
“Competitive Activity” means, with respect to a Management Member, during the term of such Management Member’s employment with the Company or any of its Subsidiaries and during the twenty-four (24) month period immediately following such Management Member’s Termination Date, directly or indirectly, for himself or herself or for any other Person, Participating in any Competitive Business; provided that the passive ownership by such Management Member of not more than two percent (2%) of the outstanding shares of any class of capital stock of a corporation which is publicly traded on a national securities exchange will not be deemed to be a Competitive Activity, so long as such Management Member has no active Participation in the business of such corporation.
“Competitive Business” shall have the meaning ascribed to such term in any written employment, consulting or severance agreement (or legally binding offer letter) between the Company or any Subsidiary of the Company and the applicable Management Member, or in the absence of any such written agreement (or legally binding offer letter), shall mean the Company’s and its Subsidiaries’ business of compiling, generating, developing, providing and/or publishing (or otherwise making available) organizational data, directories, mailing and contact information, organizational charts and other information on target accounts, customers and prospects as currently performed by the Company and its Subsidiaries on the Termination Date of the applicable Management Member and any other activity or business engaged in by the Company and its Subsidiaries after the date hereof.
“Convertible Securities” means any securities directly or indirectly convertible into or exchangeable for Units, other than Options.
“Corresponding Unit” means each Class A Common Unit of ZoomInfo OpCo issued to and held by the Company that corresponds to an Employee Incentive Unit that is an Unvested Unit or a Vested Unit, as applicable.
“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18‑101, et seq., as it may be amended from time to time, and any successor to the Delaware Act.

“Distribution” means each distribution made by the Company to a Member, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided that none of the following shall be a Distribution: (a) any redemption or repurchase by the Company of any securities, or (b) any recapitalization or exchange of securities of the Company, or any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units.
“DTC” means The Depository Trust Company.
“Effective Time” means the time at which this Agreement is effective as set forth in the Reorganization Agreement.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Employee Incentive Unit Agreement” means an Employee Incentive Unit Agreement between the Company and a Management Member as in effect from time to time.
“Employee Incentive Units” has the meaning set forth in Section 3.4(a).
“Encumbrance” means any mortgage, hypothecation, claim, lien, encumbrance, conditional sales or other title retention agreement, right of first refusal, preemptive right, pledge, option, charge, security interest or other similar interest, easement, judgment or imperfection of title of any nature whatsoever.
“Equity Securities” means (i) Units or other equity interests in the Company (including other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the Managing Member, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Company), (ii) Convertible Securities or other obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into other equity interests in the Company and (iii) Options or warrants, or other rights to purchase or otherwise acquire other equity interests in the Company.
“Event of Withdrawal” means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.
“Exchange” has the meaning set forth in Section 12.1(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Exchange Act shall be deemed to include any corresponding provisions of future law.
“Exchange Rate” means, at any time, the number of shares of Class A Common Stock for which one Paired Interest is entitled to be Exchanged at such time pursuant to this Agreement. On the date of this Agreement, the Exchange Rate shall be one for one, subject to adjustment pursuant to Section 12.4.

“Exchanging Unitholder” means a Member initiating an Exchange.
“Exempt Transfer” has the meaning set forth in Section 9.1(b).
“Fair Market Value” means, with respect to any asset or equity interest, its fair market value determined according to Article XIV.
“Family Group” means a Member’s spouse, parents, siblings and descendants (whether by birth or adoption) and any trust or other estate planning vehicle established solely for the benefit of such Member and/or such Member’s spouse and/or such Member’s descendants (by birth or adoption), parents, siblings or dependents, or any charitable trust the grantor of which is such Member and/or member of such Member’s Family Group.
“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 7.2.
“Fund Indemnitees” has the meaning set forth in Section 6.4(e).
“Fund Indemnitors” has the meaning set forth in Section 6.4(e).
“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.
“Holding Company Units” means units in any holding company through which Units are held.
“Indemnified Person” has the meaning set forth in Section 6.4(a).
“Initial Public Offering” has the meaning set forth in Section 12.1(b).
“Liquidity Event” means, whether occurring through one transaction or a series of related transactions, any liquidation, dissolution or winding up, voluntary or involuntary, of the Company.
“Management Holding” means DiscoverOrg Management Holdings, LLC, a Delaware limited liability company.
“Management Holdings Agreement” means the Limited Liability Company Agreement, dated as of June 21, 2019, among Management Holdings and the members party thereto.
“Management Member” has the meaning set forth in Section 3.4(a).
“Managing Member” means PubCo or any successor Managing Member admitted to the Company in accordance with the terms of this Agreement, in its capacity as the managing member of the Company.

“Member” means each of the Persons from time to time admitted to the Company as a member of the Company and listed as a Member in the books and records of the Company, each in its capacity as a member of the Company.
“Options” means any right, option or warrant to subscribe for, purchase or otherwise acquire any Units.
“Original Cost” of any Employee Incentive Unit will be equal to the price paid therefor (in each case, as proportionally adjusted for all Unit splits, Unit dividends, and other recapitalizations or similar adjustments affecting such Employee Incentive Unit subsequent to any such purchase), if any.
“Paired Interest” means one Class A Common Unit together with one share of Class B Common Stock, subject, as applicable, to adjustment pursuant to Section 12.4 and the certificate of incorporation of PubCo.
“Participate” (and the correlative terms “Participating” and “Participation”) includes any direct or indirect ownership interest in any enterprise or participation in the management of such enterprise, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, executive, franchisor, franchisee, creditor, owner or otherwise.
“Participating Unit” means, with respect to any Distribution (or other allocation of proceeds) pursuant to Section 4.1(b) or (c) hereof, any Unit, other than any Employee Incentive Unit that is not a Vested Unit.
“Permitted Transferee” means any transferee in an Exempt Transfer pursuant to clause (i) of the definition thereof.
“Person” means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.
“Prior Agreement” has the meaning set forth in the Recitals.
“PubCo” means ZoomInfo Technologies Inc., a corporation incorporated under the laws of the State of Delaware, and its successors.
“Reorganization Agreement” means that certain Master Reorganization Agreement, dated as of [        ], 2020, by and among PubCo, the Company, ZoomInfo OpCo and the other parties named therein, as may be amended from time to time.
“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Securities and Exchange Commission” means the United States Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.
“Similar Law” means any law or regulation that could cause the underlying assets of the Company to be treated as assets of the Member by virtue of its limited liability company interest in the Company and thereby subject the Company and the Managing Member (or other persons responsible for the investment and operation of the Company’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.
“Stockholders Agreement” means the stockholders agreement dated as of or about the date hereof among PubCo and the stockholders from time to time party thereto, and the other parties thereto, as amended from time to time.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.
“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 10.1.
“Tax Receivable Agreements” mean the Tax Receivable Agreements dated as of or about the date hereof among the Company, Managing Member and the other parties from time to time party thereto, as amended from time to time.
“Tax Sharing Agreement” means the Tax Sharing Agreement dated as of or about the date hereof among the Company and PubCo.
“Taxable Year” means the Company’s accounting period for federal income tax purposes determined pursuant to Section 7.2.
“Termination Date” has the meaning set forth in Section 3.4(d).

“Total Percentage Interest” means, with respect to any Member, the quotient obtained by dividing the number of Units (vested and unvested) then owned by such Member by the number of Units (vested and unvested) then owned by all Members.
“Transfer” has the meaning set forth in Section 9.1(a).
“Transferor’s Owner” has the meaning set forth in Section 9.1(d)(i).
“Treasury Regulations” means the income tax regulations promulgated under the Code, as amended.
“Unit” means, collectively, the Class A Common Units and such other units of the Company as may be authorized, designated or issued, as determined by the Managing Member from time to time after the date hereof.
“Unvested Units” has the meaning set forth in Section 3.4(c).
“Vested Units” has the meaning set forth in Section 3.4(c).
“ZoomInfo OpCo” means ZoomInfo Holdings LLC (formerly known as DiscoverOrg Holdings, LLC), a Delaware limited liability company, and its successors.
“ZoomInfo OpCo Agreement” has the meaning set forth in the Recitals.
ARTICLE II
ORGANIZATIONAL MATTERS
2.1    Formation of Company. The Company was formed on February 20, 2020 pursuant to the provisions of the Delaware Act.
2.2    Limited Liability Company Agreement. The Members hereby execute this Agreement for the purpose of establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. This Agreement amends and restates the Prior Agreement in its entirety and shall constitute the “limited liability company agreement” (as that term is used in the Delaware Act) of the Company effective as of the Effective Time. The Members hereby agree that during the term of the Company set forth in Section 2.6 the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act. On any matter upon which this Agreement is silent, the Delaware Act shall control. No provision of this Agreement shall be in violation of the Delaware Act and to the extent any provision of this Agreement is in violation of the Delaware Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement; provided, however, that where the Delaware Act provides that a provision of the Delaware Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect, the provisions of this Agreement shall in each instance control; provided further, that notwithstanding the foregoing, Section 18-210 of the Delaware Act shall not apply or be incorporated into this Agreement.

2.3    Name. The name of the Company shall be “ZoomInfo Intermediate Holdings LLC”. The Managing Member in its sole discretion may change the name of the Company at any time and from time to time in accordance with the Delaware Act. Notification of any such change shall be given to all of the Members. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Managing Member.
2.4    Purpose. The purpose and business of the Company shall be any business which may lawfully be conducted by a limited liability company formed pursuant to the Delaware Act.
2.5    Principal Office; Registered Office. The principal office of the Company shall be at 805 Broadway, Suite 900, Vancouver, WA 98660, or such other place as the Managing Member may from time to time designate. The Company may maintain offices at such other place or places as the Managing Member deems advisable. Notification of any such change shall be given to all of the Members. The address of the registered office of the Company in the State of Delaware shall be 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company.
2.6    Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until dissolution thereof in accordance with the provisions of Article XIII. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate as provided in the Delaware Act.
2.7    No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in Section 2.8, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise.
2.8    Tax Treatment. The Members intend that the Company shall be treated as a corporation for U.S. federal and applicable state or local income tax purposes and no election to the contrary shall be made. The Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with and actions necessary to obtain such treatment.
2.9    Prior Agreements. For the avoidance of doubt, all prior limited liability company agreements amongst the Company and its members, including all amendments thereto, shall govern and control for all periods prior to the date hereof.

ARTICLE III
CAPITALIZATION; CAPITAL CONTRIBUTIONS
3.1    Capitalization.
(a)    Each Member shall hold Units, and the relative rights, privileges, preferences and obligations with respect to each Member’s Units shall be determined under this Agreement and the Delaware Act based upon the number and the class of Units held by such Member. The number and the class of Units held by each Member shall be set forth in the books and records of the Company. The class of Units as of the Effective Time is as follows: “Class A Common Units.” The Members shall have no right to vote on any matter, except as may be required under the Delaware Act. Any such vote shall be at a meeting of the Members entitled to vote or in writing as provided herein.
(i)    Class A Common Units. The Class A Common Units shall have all the rights, privileges and obligations as are specifically provided for in this Agreement for Class A Common Units, and as may otherwise be generally applicable to all classes of Units, unless such application is specifically limited to one or more other classes of Units.
(b)    As of the Effective Time, the Company issued a number of Class A Common Units equal to the number of then outstanding Management Holdings Units to holders of such Management Holdings Units in exchange for such Management Holdings Units, and the holders of such Class A Common Units hereby continued as Members. The Members agree that as of the Effective Time, no fractional Class A Common Unit will remain outstanding and any fractional Class A Common Unit held by a Member shall be rounded up to the nearest whole number.
(c)    The Managing Member in its sole discretion may establish and issue, from time to time in accordance with such procedures as the Managing Member shall determine from time to time, additional Units, in one or more classes or series of Units, or other Company securities, at such price, and with such designations, preferences and relative, participating, optional or other special rights, powers and duties (which may be senior to existing Units, classes and series of Units or other Company securities), as shall be determined by the Managing Member without the approval of any Member or any other Person who may acquire an interest in any of the Units, including (i) the right of such Units to share in Company distributions; (ii) the rights of such Units upon dissolution and winding up of the Company; (iii) whether, and the terms and conditions upon which, the Company may or shall be required to redeem such Units (including sinking fund provisions); (iv) whether such Units are issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (v) the terms and conditions upon which such Units will be issued, evidenced by certificates and assigned or transferred; (vi) the method for determining the Total Percentage Interest as to such Units; (vii) the terms and conditions of the issuance of such Units (including, without limitation, the amount and form of consideration, if any, to be received by the Company in respect thereof, the Managing Member being expressly authorized, in its sole discretion, to cause the Company to issue such Units for less than fair market value); and (viii) the right, if any, of the holder of such Units to vote on Company matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Units. Notwithstanding any other provision of this Agreement, the Managing Member in its sole discretion, without the approval of any Member or any other Person, is authorized (i) to issue Units or other Company securities of any newly established class or any existing class to Members or other Persons who may acquire an interest in the Company; (ii) to amend this Agreement to reflect the creation of any such new class, the issuance of Units or other Company securities of such class, and the admission of any Person as a Member which has received Units or other Company securities; and (iii) to effect the combination, subdivision and/or reclassification of outstanding Units as may be necessary or appropriate to give economic effect to equity investments in the Company by the Managing Member that are not accompanied by the issuance by the Company to the Managing Member of additional Units and to update the books and records of the Company accordingly. Except as expressly provided in this Agreement to the contrary, any reference to “Units” shall include the Class A Common Units and Units of any other class or series that may be established in accordance with this Agreement. All Units of a particular class shall have identical rights in all respects as all other Units of such class, except in each case as otherwise specified in this Agreement.
(d)    All Units issued hereunder shall be uncertificated unless otherwise determined by the Managing Member.
(e)    To the extent information is required to be disclosed to any Member pursuant to this Agreement or Section 18-305(g) of the Delaware Act, each Member acknowledges and agrees that portions of this Agreement may be redacted by the Managing Member or information herein may otherwise be aggregated by the Managing Member to prevent disclosure of confidential information with respect to individual allocations of Employee Incentive Units.
(f)    Each Member who is issued Units by the Company pursuant to the authority of the Managing Member pursuant to Section 5.1 shall make the Capital Contributions to the Company determined by the Managing Member pursuant to the authority of the Managing Member pursuant to Section 5.1 in exchange for such Units.
(g)    Each Member, to the extent having the right to consent thereto, by executing this Agreement, hereby confirms, ratifies and approves the transactions contemplated by this Agreement and the other agreements and transactions referred to herein.
3.2    No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or to receive any Distribution from the Company, except as expressly provided herein.
3.3    Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. If any Member shall advance funds to the Company, the amount of any such advances shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made.
3.4    Employee Incentive Units.
(a)    Prior to the date of this Agreement, grants of Class P Units were made by Management Holdings to certain directors, employees, officers and consultants of the Company or its Subsidiaries (each such Person, a “Management Member”) which were subsequently converted into Management Holdings Units immediately prior to the Effective Time and subsequently exchanged for Class A Common Units (such converted Units, “Employee Incentive Units”).
(b)    The provisions of this Section 3.4 are designed to provide incentives to directors, employees, officers or consultants of the Company or its Subsidiaries. This Section 3.4, together with the other terms of this Agreement and the Employee Incentive Unit Agreements relating to Employee Incentive Units, are intended to be a compensatory benefit plan within the meaning of Rule 701 of the Securities Act, and, unless and until the Company’s Equity Securities are publicly traded, the issuance of Employee Incentive Units are, to the extent permitted by applicable federal securities laws, intended to qualify for the exemption from registration under Rule 701 of the Securities Act.
(c)    The Employee Incentive Units issued to any Management Member shall continue to vest in accordance with the time-based or performance-based vesting schedule set forth in the relevant Employee Incentive Unit Agreement pursuant to which the Class P Units corresponding to such Employee Incentive Units were granted. Employee Incentive Units that are subject to vesting and that are vested per such vesting schedule are referred to herein as “Vested Units”. Employee Incentive Units that are subject to vesting and that are not yet vested per such vesting schedule are referred to herein as “Unvested Units”. Employee Incentive Units that are not subject to vesting or that are fully vested on the date of issuance shall be deemed “Vested Units” for all purposes hereunder. For the avoidance of doubt, each Employee Incentive Unit shall be subject to the same vesting schedule as the Corresponding Unit for such Employee Incentive Unit.
(d)    If a Management Member ceases to be employed by the Company or its Subsidiaries for any reason (or in the case of a Management Member who was not an employee, if such Management Member is no longer acting as a director or officer of, or consultant or advisor to, the Company or any of its Subsidiaries for any reason) (the date of such cessation of employment, the “Termination Date”), any remaining Unvested Units held by such Management Member shall be forfeited to the Company for no consideration and cancelled by the Company (and the corresponding shares of Class B Common Stock held by the applicable Management Member shall be deemed returned to PubCo and cancelled for no consideration and the applicable Corresponding Units shall be returned to ZoomInfo OpCo and cancelled for no consideration). Additionally, in the event of any such termination of employment for Cause, or in the event of such Management Member’s proven participation in a Competitive Activity, all Vested Units then held by such Management Member shall also be forfeited to the Company for no consideration and cancelled by the Company (and the corresponding shares of Class B Common Stock held by the applicable Management Member shall be deemed returned to PubCo and cancelled for no consideration and the applicable Corresponding Units shall be returned to ZoomInfo OpCo and cancelled for no consideration) and shall not be entitled to any further distributions pursuant to Sections 4.1(b) and 4.1(c).
3.5    PubCo Contribution. The Company shall issue to PubCo a number of Class A Common Units equal to the number of Class A Common Units of ZoomInfo OpCo contributed to the Company by PubCo from time to time pursuant to Section 12.1(c) or 12.2(b) of the ZoomInfo OpCo Agreement, as applicable.
ARTICLE IV
DISTRIBUTIONS
4.1    Distributions.
(a)    Distributions Generally. The Managing Member may, subject to (i) any restrictions contained in the financing agreements to which the Company or any its Subsidiaries is a party, (ii) having available cash (after setting aside appropriate reserves), and (iii) any other restrictions set forth in this Agreement, make Distributions at any time and from time to time. Notwithstanding any other provision of this Agreement to the contrary, no Distribution or other payment in respect of Units shall be required to be made to any Member if, and to the extent that, such Distribution or other payment in respect of Units would not be permitted under the Delaware Act or other applicable law.
(b)    Operating Distributions. Subject to Section 4.1(d) with respect to Unvested Units, all Distributions by the Company other than those made in connection with a Liquidity Event pursuant to Section 4.1(c), shall be made or allocated to holders of Participating Units pro rata based on the number of Participating Units held by each such holder.
(c)    Distributions in Connection with a Liquidity Event. Subject to Section 4.1(d) with respect to Unvested Units, all Distributions by the Company, and all proceeds (whether received by the Company or directly by the Members) in connection with any Liquidity Event, shall be made or allocated among the holders of Participating Units pro rata based on the number of Participating Units held by each such holder.
(d)    Employee Incentive Units. For the avoidance of doubt, if any Employee Incentive Unit is an Unvested Unit as of the date of any Distribution, such Unvested Unit shall not participate in such Distribution. Any amounts that are not distributed to holders of such Unvested Units shall instead be distributed to holders of Participating Units pursuant to Sections 4.1(b) and 4.1(c).

(e)    Each Distribution pursuant to Sections 4.1(b) and 4.1(c) shall be made to the Persons shown on the Company’s books and records as Members as of the date of such Distribution.
(f)    For purposes of this Section 4.1, any non-cash Company assets distributed in kind to any Members shall be valued at their Fair Market Value in accordance with Article XIV.
4.2    Withholding Taxes.
(a)    The Company shall withhold taxes from distributions to the Members to the extent required by law. Except as otherwise provided in this Section 4.2, any amount so withheld by the Company with regard to a Member shall be treated for purposes of this Agreement as an amount actually distributed to such Member pursuant to Section 4.1(b) or Section 4.1(c), as appropriate (a “Withholding Payment”). An amount shall be considered withheld by the Company if, and at the time, remitted to a Governmental Entity without regard to whether such remittance occurs at the same time as the distribution to which it relates; provided, however, that an amount actually withheld from a specific distribution shall be treated as if distributed at the time such distribution occurs.
(b)    Each Member hereby agrees to indemnify the Company and the other Members for any liability they may incur for failure to properly withhold taxes in respect of such Member. Moreover, each Member hereby agrees that neither the Company nor any other Member shall be liable to such Member for any excess taxes withheld in respect of such Member’s Interest and that, in the event of overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate governmental authority.
(c)    If it is anticipated that at the due date of the Company’s withholding obligation the Member’s share of cash distributions or other amounts due is less than the amount of the Withholding Payment, the Member with respect to which the withholding obligation applies shall pay to the Company the amount of such shortfall within thirty (30) days after notice by the Company. If a Member fails to make the required payment when due hereunder, and the Company nevertheless pays the withholding, in addition to the Company’s remedies for breach of this Agreement, the amount paid shall be deemed a recourse loan from the Company to such Member bearing interest at an interest rate per annum equal to the Base Rate plus 3.0%, and the Company shall apply all distributions or payments that would otherwise be made to such Member toward payment of the loan and interest, which payments or distributions shall be applied first to interest and then to principal until the loan is repaid in full. In the event that the distributions or proceeds to the Company or any Subsidiary of the Company are reduced on account of taxes withheld at the source or any taxes are otherwise required to be paid by the Company and such taxes are imposed on or with respect to one or more, but not all of the Members in the Company, or all of the Members in the Company at different tax rates, the amount of the reduction shall be borne by the relevant Members and treated as if it were paid by the Company as a Withholding Payment with respect to such Members pursuant to Section 4.2(a). Taxes imposed on the Company where the rate of tax varies depending on characteristics of the Members shall be treated as taxes imposed on or with respect to the Members for purposes of Section 4.2(a).
(d)    A Member’s obligations under this Section 4.5 shall survive the dissolution and winding up of the Company and any transfer, assignment or liquidation of such Member’s interest in the Company.
ARTICLE V
MANAGEMENT
5.1    Authority of Managing Member. Subject to the provisions of this Article V, (i) all management powers over the business and affairs of the Company shall be exclusively vested in the Managing Member, (ii) the Managing Member shall conduct, direct and exercise full control over all activities of the Company, and (iii) the Managing Member shall have the sole power to bind or take any action on behalf of the Company, or to exercise any rights and powers (including, without limitation, the rights and powers to take certain actions, give or withhold certain consents or approvals, or make certain determinations, opinions, judgments or other decisions) granted to the Company under this Agreement or any other agreement, instrument or other document to which the Company is a party. Without limiting the generality of the foregoing, (x) the Managing Member shall have discretion in determining whether to issue Equity Securities, the number of Equity Securities to be issued at any particular time, the purchase price for any Equity Securities issued, and all other terms and conditions governing the issuance of Equity Securities and (y) the Managing Member may enter into, approve, and consummate any Liquidity Event or other extraordinary or business combination or divestiture transaction, and execute and deliver on behalf of the Company or the Members any agreement, document and instrument in connection therewith (including amendments, if any, to this Agreement or adoptions of new constituent documents) without the approval or consent of any Member. The Managing Member shall operate the Company and its Subsidiaries in accordance in all material respects with an annual budget, business plan and financial forecasts for the Company and its Subsidiaries for each fiscal year. The Managing Member shall be the “manager” of the Company for the purposes of the Delaware Act. The Managing Member is hereby designated as authorized person, within the meaning of the Delaware Act, to execute, deliver and file the certificate of formation of the Company and all other certificates (and any amendments and/or restatements hereof) required or permitted by the Delaware Act to be filed in the Office of the Secretary of State of the State of Delaware. The Managing Member and Members hereby approve and ratify the filing of the following documents with the Secretary of State of the State of Delaware: the Certificate of Formation of the Company by Catherine Ciriello, as authorized person. The Managing Member is hereby authorized to execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. Notwithstanding any other provision of this Agreement to the contrary, without the consent of any Member or other Person being required, the Company is hereby authorized to execute, deliver and perform, and the Managing Member or any officer on behalf of the Company, is hereby authorized to execute and deliver (a) each Employee Incentive Unit Agreement; (b) the Reorganization Agreement; (c) each Tax Receivable Agreement; (d) the Tax Sharing Agreement; (e) any other document, certificate or contract relating to or contemplated by the Corporate Conversion; and (f) any amendment and any agreement, document or other instrument contemplated thereby or related thereto. The Managing Member or any officer is hereby authorized to enter into the documents described in the preceding sentence on behalf of the Company, but such authorization shall not be deemed a restriction on the power of the Managing Member or any officer to enter into other documents on behalf of the Company. The Members shall not manage or control the business and affairs of the Company. Unless otherwise expressly set forth in this Agreement, the Company shall take no action without the prior approval of the Managing Member. There shall be no requirement that the Managing Member hold a meeting in order to take any action on any matter.
5.2    Actions of the Managing Member. Unless otherwise provided in this Agreement, any decision, action, approval or consent required or permitted to be taken by the Managing Member may be taken by the Managing Member through any Person or Persons to whom authority and duties have been delegated pursuant to Section 5.4(a). The Managing Member shall not cease to be a Managing Member of the Company as a result of the delegation of any duties hereunder. No officer or agent of the Company, in its capacity as such, shall be considered a Managing Member of the Company by agreement, as a result of the performance of its duties hereunder or otherwise.
5.3    Compensation; Expenses.
(a)    The Managing Member shall not be entitled to any compensation for services rendered to the Company in its capacity as Managing Member.
(b)    The Company shall pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals) incurred in pursuing and conducting, or otherwise related to, the activities of the Company. The Company shall also, in the sole discretion of the Managing Member, bear and/or reimburse the Managing Member for (i) any costs, fees or expenses incurred by the Managing Member in connection with serving as the Managing Member and (ii) all other expenses allocable to the Company or otherwise incurred by the Managing Member in connection with operating the Company’s business (including expenses allocated to the Managing Member by its Affiliates). To the extent that the Managing Member determines in its sole discretion that such expenses are related to the business and affairs of the Managing Member that are conducted through the Company and/or its Subsidiaries (including expenses that relate to the business and affairs of the Company and/or its Subsidiaries and that also relate to other activities of the Managing Member), the Managing Member may cause the Company to pay or bear all expenses of the Managing Member, including, without limitation, compensation and meeting costs of any board of directors or similar body of the Managing Member, any salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of the Managing Member to perform services for the Company, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, except to the extent such franchise taxes are based on or measured with respect to net income or profits; provided that the Company shall not pay or bear any income tax obligations of the Managing Member or any obligations of the Managing Member under the Tax Receivable Agreements except as explicitly provided for in the Tax Sharing Agreement. To the extent practicable, expenses incurred by the Managing Member on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company. Reimbursements pursuant to this Section 5.3(b) shall be in addition to any reimbursement to the Managing Member as a result of indemnification pursuant to Section 6.4.
5.4    Delegation of Authority.
(a)    The Managing Member may, from time to time, delegate to one or more Persons (including any officer of the Company or other Person) such authority and duties as the Managing Member may deem advisable; provided that any such Person shall exercise such authority subject to the same duties and obligations to which the Managing Member would have otherwise been subject pursuant to the terms of this Agreement.
(b)    The Managing Member may assign titles (including, without limitation, executive chairman, non-executive chairman, chief executive officer, president, vice president, secretary, assistant secretary, treasurer or assistant treasurer) and delegate certain authority and duties to such Persons. Any number of titles may be held by the same officer of the Company or other individual. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Managing Member. Any delegation pursuant to this Section 5.4 may be revoked at any time by the Managing Member.
5.5    Limitation of Liability.
(a)    Except as otherwise provided herein, in an agreement entered into by such Person and the Company or by applicable law, none of the Managing Member or any manager, officer, director, principal, member, employee, agent or Affiliate of the Managing Member shall be liable to the Company or to any Member for any act or omission performed or omitted by the Managing Member in its capacity as the Managing Member pursuant to authority granted to such Person by this Agreement; provided that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to such Person’s gross negligence, willful misconduct or knowing violation of law, for any present or future breaches of any representations, warranties or covenants by such Person or its Affiliates contained herein with respect to any rights of the Company under any other agreements between the Managing Member and the Company. The Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and none of the Managing Member or any manager, officer, director, principal, member, employee, agent or Affiliate of the Managing Member shall be responsible for any misconduct or negligence on the part of any such agent appointed by the Managing Member (so long as such agent was selected in good faith and with reasonable care). The Managing Member shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Managing Member in good faith reliance on such advice shall in no event subject the Managing Member to liability to the Company or any Member.

(b)    Except as provided in this Agreement or in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Managing Member shall be obligated personally for any such debts, obligations or liabilities solely by reason of acting as the Managing Member of the Company. The Managing Member shall not be personally liable for the Company’s obligations, liabilities and Losses. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Managing Member for liabilities of the Company.
ARTICLE VI
RIGHTS AND OBLIGATIONS OF MEMBERS
6.1    Limitation of Liability.
(a)    Except as provided in this Agreement or in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Member shall be obligated personally for any such debts, obligations or liabilities solely by reason of being a member of the Company. Except as otherwise provided in this Agreement or the Delaware Act, a Member’s liability (in its capacity as such) for Company obligations, liabilities and Losses shall be limited to the Company’s assets; provided that a Member shall be required to return to the Company any Distribution made to it after the execution of this Agreement in clear and manifest accounting or similar error. The immediately preceding sentence shall constitute a compromise to which all Members have consented within the meaning of the Delaware Act.
(b)    This Agreement is not intended to, and does not, create or impose any duty (including any fiduciary duty) on any of the Members (including without limitation, the Managing Member) hereto or on their respective Affiliates. Further, notwithstanding any other provision of this Agreement or any duty otherwise existing at law or in equity, the parties hereto agree that no Member or Managing Member shall, to the fullest extent permitted by law, have duties (including fiduciary duties) to any other Member or to the Company, and in doing so, recognize, acknowledge and agree that their duties and obligations to one another and to the Company are only as expressly set forth in this Agreement; provided, however, that each Member and the Managing Member shall have the duty to act in accordance with the implied contractual covenant of good faith and fair dealing.
(c)    To the extent that, at law or in equity, any Member (including without limitation, the Managing Member) has duties (including fiduciary duties) and liabilities relating thereto to the Company, to another Member or to another Person who is a party to or is otherwise bound by this Agreement, the Members (including without limitation, the Managing Member) acting under this Agreement will not be liable to the Company, to any such other Member or to any such other Person who is a party to or is otherwise bound by this Agreement, for their good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities relating thereto of any Member (including without limitation, the Managing Member) otherwise existing at law or in equity, are agreed by the Members to replace to that extent such other duties and liabilities of the Members relating thereto (including without limitation, the Managing Member).
6.2    Lack of Authority. No Member (other than the Managing Member) in its capacity as such (other than in its capacity as a Person delegated authority pursuant to Section 5.4) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditures on behalf of the Company. The Members hereby consent to the exercise by the Managing Member of the powers conferred on it by law and this Agreement.
6.3    No Right of Partition. No Member shall have the right to seek or obtain partition by court decree or operation of law of any Company property, or the right to own or use particular or individual assets of the Company.
6.4    Indemnification.
(a)    Subject to Section 4.2, the Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment, substitution or replacement), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties, as reasonably required) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Member (or Affiliate of a Member) or is or was serving as the Managing Member, any additional or substitute Managing Member, officer, employee or other agent of the Company or is or was serving at the request of the Company as a manager, officer, director, principal, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (including any manager, officer, director, principal, member, employee or agent of the Managing Member or any additional or substitute Managing Member); provided that (unless the Managing Member otherwise consents) no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its Affiliates’ gross negligence, willful misconduct or knowing violation of law. Expenses, including reasonable attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding related to any such indemnifiable matter shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amounts if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.

(b)    The right to indemnification and the advancement of expenses conferred in this Section 6.4 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, by-law, determination of the Managing Member or otherwise.
(c)    The Company will maintain directors’ and officers’ liability insurance, at its expense, for the benefit of the Managing Member, the officers of the Company and any other Persons to whom the Managing Member has delegated its authority pursuant to Section 5.4.
(d)    Notwithstanding anything contained herein to the contrary (including in this Section 6.4), any indemnity by the Company relating to the matters covered in this Section 6.4 shall be provided out of and to the extent of Company assets only and no Member (unless such Member otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional capital contributions or otherwise provide funding to help satisfy such indemnity of the Company.
(e)    The Company hereby acknowledges that the 22C Member (the “Fund Indemnitees”) may have rights to indemnification, advancement of expenses and/or insurance in connection with their involvement with the Company provided by other Persons (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Fund Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Fund Indemnitees are secondary), and (ii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof to the fullest extent permitted by law. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of the Fund Indemnitees with respect to any claim for which the Fund Indemnitees have sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Fund Indemnitees against the Company.
(f)    If this Section 6.4 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 6.4 to the fullest extent permitted by any applicable portion of this Section 6.4 that shall not have been invalidated and to the fullest extent permitted by applicable law.
6.5    Members Right to Act. For matters that require the approval of the Members generally (rather than the approval of the Managing Member on behalf of the Members or the approval of a particular group of Members), the Members shall act through meetings and written consents as described in paragraphs (b) and (c) below:

(a)    Except as expressly set forth herein or as required by the Delaware Act, a Member shall not have any voting, approval or consent rights under this Agreement or the Delaware Act with respect to the Units held by such Person, including with respect to any matters to be decided by the Company or any other governance matters described in this Agreement, and each holder of Units, by its acceptance thereof, expressly waives any consent, approval or voting rights or other rights to participate in the governance of the Company, whether such rights may be provided under the Delaware Act (including under Sections 18-209(b), 18-213(b), 18-216(b), 18-301(b)(1), 18-302(a), 18-304, 18-704(a), 18-801(a), 18-803(a) or 18-806 of the Delaware Act) or otherwise.
(b)    Any Member entitled to vote at a meeting of Members or to express consent or dissent to Company action in writing without a meeting may authorize another person or persons to act for it by proxy. A telegram, email or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 6.5(a). No proxy shall be voted or acted upon after eleven months from the date thereof, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and that the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or, if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.
(c)    The actions by the Members permitted hereunder may be taken at a meeting called by the Managing Member or by Members holding a majority of the Units on at least twenty-four hours’ prior written notice to the other Members entitled to vote, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members entitled to vote or consent as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Members entitled to vote or consent may be taken by vote of the Members entitled to vote or consent at a meeting or by written consent (without a meeting, without notice and without a vote) so long as such consent is signed by the Members having not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Prompt notice of the action so taken without a meeting shall be given to those Members entitled to vote or consent who have not consented in writing. Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.

ARTICLE VII
BOOKS, RECORDS, ACCOUNTING AND REPORTS
7.1    Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 7.3 or pursuant to applicable laws. All matters concerning (i) the determination of the relative amount of allocations and distributions among the Members pursuant to Article III and Article IV and (ii) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Managing Member, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error.
7.2    Fiscal Year. The Fiscal Year of the Company shall be such annual accounting period as is established by the Managing Member from time to time.
7.3    Reports. Except as set forth in any separate written agreement between the Company and any Member, pursuant to Section 18-305(g) of the Delaware Act, no Member shall have the right to any other information from the Company, except as may be required by any non-waivable provision of law.
7.4    No Information Rights. Except to the extent expressly required under the Delaware Act (including § 18-305 thereof) or as otherwise expressly set forth in this Agreement, no Member other than the 22C Member shall be entitled to any information, inspection, examination, demand or similar access rights, and each Member hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law (including as contemplated by § 18-305, subsection (g) of the Delaware Act), any such information, inspection, examination, demand or similar access rights. Any action to enforce any information, inspection, examination, demand or similar access rights of a Member under the Delaware Act must comply with the requirements of this Agreement and the Delaware Act (including § 18-305, subsection (e) thereof). Without limiting the generality of the foregoing, each Member irrevocably and unconditionally acknowledges and agrees that, to the extent that the Delaware Act requires the Company to make available to any Member any particular information and without limiting any other rights of the Company under this Agreement or applicable law: (i) the Company may maintain the confidentiality of any information which the Managing Member reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Managing Member in good faith believes is not in the best interest of the Company or could damage the Company or its business or which the Company is required by law or by agreement with a third party to keep confidential, including without limitation, all information regarding membership interests with respect to each Member other than the requesting Member in accordance with Section 3.1(e), (ii) in order to protect the rights and interests of the Company and the other Members, any such provided information shall be deemed non-public information to be kept confidential in accordance with Section 7.6 to the extent that the Company makes such information available to any Person other than the applicable Member making such information request (including any representative thereof), the Company shall be entitled to require from such Member and such other representative a confidentiality agreement in form and substance reasonably acceptable to the Company and (iii) any such provided information shall be provided at a time and location that is reasonably acceptable to the Company, and at the sole cost of the requesting Member.
7.5    Transmission of Communications. Each Person that owns or controls Units on behalf of, or for the benefit of, another Person or Persons shall be responsible for conveying any report, notice or other communication received from the Company to such other Person or Persons.
7.6    Confidentiality. Each Member agrees, for so long as such Member owns any Units and for a period of two (2) years following the date upon which such Member ceases to own any Units, to keep confidential, any non-public information provided to such Member by the Company; provided, however, that nothing herein will limit the disclosure of any information (i) to the extent required by law, statute, rule, regulation, judicial process, subpoena or court order or required by any governmental agency or other regulatory authority; (ii) that is in the public domain or becomes generally available to the public, in each case, other than as a result of the disclosure by the parties in violation of this Agreement; or (iii) to a Member’s advisors, representatives and Affiliates; provided that such advisors, representatives and Affiliates shall have been advised of this agreement and shall have expressly agreed to be bound by the confidentiality provisions hereof, or shall otherwise be bound by comparable obligations of confidentiality, and the applicable Member shall be responsible for any breach of or failure to comply with this agreement by any of its Affiliates and such Member agrees, at its sole expense, to take reasonable measures (including but not limited to court proceedings) to restrain its advisors, representatives and Affiliates from prohibited or unauthorized disclosure or use of any confidential information.
ARTICLE VIII
TAX MATTERS
8.1    Preparation of Tax Returns. The Company shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company. The Managing Member shall determine the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of items of income, gain, deduction, loss and credit or any other method or procedure related to the preparation of such tax returns.
ARTICLE IX
RESTRICTIONS ON TRANSFER OF UNITS
9.1    Transfers of Units.
(a)    No holder of Units or Holding Company Units may sell, transfer, assign, pledge, encumber, distribute, contribute or otherwise dispose of (whether directly or indirectly (including, for the avoidance of doubt, by Transfer or issuance of any Capital Stock of any Member that is not a natural person), whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest (legal or beneficial) in any Units or Holding Company Units (a “Transfer”), except Exchanges pursuant to and in accordance with Article XII or Transfers pursuant to and in accordance with Sections 9.1(b); provided, however, that the Transfer of Units by the 22C Member shall be subject to the terms set forth in Section 9.1 of the ZoomInfo OpCo Agreement as if set forth herein mutatis mutandis.
(b)    The restrictions contained in Section 9.1(a) shall not apply, subject to Section 9.6, to any Transfer of Units or Holding Company Units by any Member or holder of Holding Company Units (i) by the 22C Member to any of its Affiliates, (ii) by any Member or holder of Holding Company Units to a trust solely for the benefit of such Person and such Person’s Family Group (or a re-Transfer of such Units by such trust back to such Member upon the revocation of any such trust) or pursuant to the applicable laws of descent or distribution among such Person’s Family Group, (iii) approved in writing by the Managing Member or (iv) pursuant to Section 3.4(d) (each of clauses (i)-(iv), an “Exempt Transfer”); provided that the restrictions contained in this Agreement will continue to apply to the Units and Holding Company Units after any Transfer pursuant to clause (i), (ii) or (iii) above and each transferee of Units or Holding Company Units shall agree in writing, prior to and as a condition precedent to the effectiveness of such Transfer, to be bound by the provisions of this Agreement, without modification or condition, subject only to the consummation of such Transfer. Upon the Transfer of Units or Holding Company Units pursuant to clause (i), (ii) or (iii) of the first sentence of this Section 9.1(b), the transferor will deliver written notice to the Company, which notice will disclose in reasonable detail the identity of such transferee(s) and shall include original counterparts of this Agreement in a form acceptable to the Company. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more Transfers to one or more transferees permitted under clause (i) or (ii) of the first sentence of this Section 9.1(b) and then disposing of all or any portion of such party’s interest in such transferee if such disposition would result in such transferee ceasing to be a Permitted Transferee.
(c)    No holder of Holding Company Units shall agree to facilitate or otherwise permit the transfer of any Holding Company Units, other than in compliance with Section 9.1.
(d)    Notwithstanding anything in this Agreement to the contrary, as a condition to any Transfer:
(i)    if the transferor of Units who proposes to transfer such Units (or if such transferor is a disregarded entity for U.S. federal income tax purposes, the first direct or indirect beneficial owner of such transferor that is not a disregarded entity (the “Transferor’s Owner”)) is a “United States person” as defined in Section 7701(a)(30) of the Code, then such transferor (or Transferor’s Owner, if applicable) shall complete and provide to both of the transferee and the Company, a duly executed affidavit in the form provided to such transferor by the Company, certifying, under penalty of perjury, that the transferor (or Transferor’s Owner, if applicable) is not a foreign person, nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate (as such terms are defined under the Code and applicable United States Treasury Regulations) and the transferor’s (or Transferor’s Owner’s, if applicable) United States taxpayer identification number, or
(ii)    if the transferor of Units who proposes to transfer such Units (or if such transferor is a disregarded entity for U.S. federal income tax purposes, the Transferor’s Owner) is not a “United States person” as defined in Section 7701(a)(30) of the Code, then such transferor and transferee shall jointly provide to the Company written proof reasonably satisfactory to the Managing Member that any applicable withholding tax that may be imposed on such transfer (including pursuant to Sections 864 and 1446 of the Code) and any related tax returns or forms that are required to be filed, have been, or will be, timely paid and filed, as applicable.
(e)    Notwithstanding anything otherwise to the contrary in this Section 9.1, each Member may Transfer Vested Units in Exchanges that are vested as of the date of such Exchange pursuant to, and in accordance with, this Agreement; provided that, in the case of any Member other than the 22C Member, such Exchange shall be effected in compliance with policies that the Managing Member may adopt or promulgate from time to time (including policies requiring the use of designated administrators or brokers) in its sole discretion. Notwithstanding Section 18-702(e) of the Delaware Act, any Class A Common Units acquired by the Company pursuant to an Exchange shall not be cancelled and shall be deemed re-issued to PubCo by the Company.
(f)    Except as otherwise expressly provided herein, it shall be a condition precedent to any Transfer of any Unit that constitutes a portion of a Paired Interest that, concurrently with such Transfer such transferring Member shall also Transfer to the transferee the equity security of PubCo constituting the remainder of such Paired Interest.
9.2    Restricted Units Legend.
(a)    The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units (if such securities remain Units as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF

SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE ISSUER OF SUCH SECURITIES, AS SUCH AGREEMENT MAY BE AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME, AND THE ISSUER RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH TRANSFER RESTRICTIONS HAVE BEEN FULFILLED. A COPY OF SUCH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT SHALL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”
The Company will imprint such legend on certificates (if any) evidencing Units. The legend set forth above will be removed from the certificates (if any) evidencing any units which cease to be Units in accordance with the definition thereof.
(b)    In connection with the Transfer of any Units (other than pursuant to Section 9.1(b)(ii) if the Manager so elects to waive the applicability of this Section 9.2(b)), the holder thereof shall deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer, which shall, if so requested by the Managing Member, be accompanied by (i) an opinion of counsel which (to the Company’s reasonable satisfaction) is knowledgeable in securities law matters to the effect that such Transfer of Units may be effected without registration of such Units under the Securities Act or (ii) such other evidence reasonably satisfactory to the Managing Member to the effect that such Transfer of Units may be effected without registration of such Units under the Securities Act. In addition, if the holder of the Units delivers to the Company an opinion of such counsel that no subsequent Transfer of such Units shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such securities (if then certificated) which do not bear the Securities Act legend set forth in Section 9.2(a). If the Company is not required to deliver new certificates for such Units not bearing such legend, the holder thereof shall not effect any Transfer of the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Agreement.
(c)        Upon the request of any Member, the Company will promptly supply to such Member or its prospective transferees all information regarding the Company required to be delivered in connection with a Transfer pursuant to Rule 144 of the Securities and Exchange Commission.
(d)    If any Units become eligible for sale pursuant to Rule 144 of the Securities and Exchange Commission or no longer constitute “restricted securities” (as defined under Rule 144(a) of the Securities and Exchange Commission), the Company shall, upon the request of the holder of such Units, remove the Securities Act legend set forth in Section 9.2(a) above from the certificates (if any) for such securities.
9.3    Assignee’s Rights.
(a)    Subject to Section 9.6(b), a Transfer of Units in a manner in accordance with this Agreement shall be effective as of the date of assignment and compliance with the conditions to such Transfer and such Transfer shall be shown on the books and records of the Company. Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made after such date shall be paid to the Assignee.
(b)    Unless and until an Assignee becomes a Member pursuant to Article X, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided that without relieving the transferring Member from any such limitations or obligations as more fully described in Section 9.4, such Assignee shall be bound by any limitations and obligations of a Member contained herein that a Member would be bound on account of such Units (including the obligation to make Capital Contributions on account of such Units).
9.4    Assignor’s Rights and Obligations. Any Member who shall Transfer any Units in a manner in accordance with this Agreement shall cease to be a Member with respect to such Units or such other interest and shall no longer have any rights or privileges, or, except as set forth in this Section 9.4, duties, liabilities or obligations, of a Member with respect to such Units or such other interest (it being understood, however, that the applicable provisions of Sections 5.5 and 6.4 shall continue to inure to such Person’s benefit), except that unless and until the Assignee is admitted as a substituted Member in accordance with the provisions of Article X (the “Admission Date”), (i) such assigning Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units or other interest, including, without limitation, the obligation (together with its Assignee pursuant to Section 9.3(b)) to make and return Capital Contributions on account of such Units or other interest pursuant to the terms of this Agreement and (ii) the Managing Member may reinstate all or any portion of the rights and privileges of such Member with respect to such Units or other interest for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Units or other interest in the Company from any liability of such Member to the Company with respect to such Units that may exist on the Admission Date or that is otherwise specified in the Delaware Act and incorporated into this Agreement or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in the other agreements with the Company.
9.5    Encumbrances. No Member or Assignee may create an Encumbrance with respect to all or any portion of its Units (or any beneficial interest therein) other than Encumbrances that run in favor of the Member unless the Managing Member consents in writing thereto, which consent may be given or withheld, or made subject to such conditions as are determined by the Managing Member, in the Managing Member’s sole discretion. Consent of the Managing Member shall be withheld until the holder of the Encumbrance acknowledges the terms and conditions of this Agreement. Any purported Encumbrance that is not in accordance with this Agreement shall be, to the fullest extent permitted by law, null and void.
9.6    Further Restrictions.
(a)    Notwithstanding any contrary provision in this Agreement, the Managing Member may impose such vesting requirements, forfeiture provisions, Transfer restrictions, minimum retained ownership requirements or other similar provisions with respect to any Units that are outstanding as of the date of this Agreement or are created thereafter, with the written consent of the holder of such Units. Such requirements, provisions and restrictions need not be uniform and may be waived or released by the Managing Member in its sole discretion with respect to all or a portion of the Units owned by any one or more Members at any time and from time to time, and shall not, to the fullest extent permitted by law, constitute the breach of any duty hereunder or otherwise existing at law, in equity or otherwise.
(b)    Notwithstanding any contrary provision in this Agreement, in no event may any Transfer of a Unit be made by any Member or Assignee if the Managing Member determines that:
(i)    such Transfer is made to any Person who lacks the legal right, power or capacity to own such Unit;
(ii)    such Transfer would require the registration of such transferred Unit or of any class of Unit pursuant to any applicable U.S. federal or state securities laws (including, without limitation, the Securities Act or the Exchange Act) or other non-U.S. securities laws (including Canadian provincial or territorial securities laws) or would constitute a non-exempt distribution pursuant to applicable provincial or state securities laws;
(iii)    such Transfer would cause (i) all or any portion of the assets of the Company to (A) constitute “plan assets” (under ERISA, the Code or any applicable Similar Law) of any existing or contemplated Member, or (B) be subject to the provisions of ERISA, Section 4975 of the Code or any applicable Similar Law, or (ii) the Managing Member to become a fiduciary with respect to any existing or contemplated Member, pursuant to ERISA, any applicable Similar Law, or otherwise; or
(iv)    to the extent requested by the Managing Member, the Company does not receive such legal and/or tax opinions and written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as an Assignee) that are in a form satisfactory to the Managing Member, as determined in the Managing Member’s sole discretion.

9.7    Counterparts; Joinder. Prior to Transferring any Units (other than Exchanges pursuant to Article XII or any Transfer to the Company pursuant to Section 3.4(d) or otherwise) and as a condition precedent to the effectiveness of such Transfer, the transferring holder of Units will cause the prospective transferee(s) of such Units to execute and deliver to the Company counterparts of this Agreement and any other agreements relating to such Units, or executed joinders to such agreements, in each case, in a form acceptable to the Company. Notwithstanding anything herein to the contrary, to the fullest extent permitted by law, any Person who acquires in any manner whatsoever any Units, irrespective of whether such Person has accepted and adopted in writing the terms and conditions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement to which any predecessor in such Units was subject or by which such predecessor was bound.
9.8    Ineffective Transfer. Any Transfer or attempted Transfer of any Units in violation of any provision of this Agreement shall, to the fullest extent permitted by law, be void, and the Company will not record such Transfer on its books or treat any purported transferee of such Units as the owner of such securities for any purpose.
ARTICLE X
ADMISSION OF MEMBERS
10.1    Substituted Members. Subject to the provisions of Article IX hereof, in connection with the permitted Transfer of any Units of a Member, the transferee shall become a Substituted Member on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Company.
10.1    Additional Members. Subject to the provisions of Article IX hereof, a Person may be admitted to the Company as an Additional Member only upon furnishing to the Company (a) counterparts of this Agreement or an executed joinders to this Agreement in a form acceptable to the Managing Member and (b) such other documents or instruments as may be necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as the Managing Member may deem appropriate); provided, however, that any Person who acquires any Units pursuant to the Reorganization Agreement shall, automatically without any further action on the part of the Company or such Person, be admitted to the Company as an Additional Member. Such admission shall become effective on the date on which the Managing Member determines that such conditions have been satisfied and when any such admission is shown on the books and records of the Company.
10.3    Additional Managing Member. No Person may be admitted to the Company as an additional Managing Member or substitute Managing Member without the prior written consent of each incumbent Managing Member, which consent may be given or withheld, or made subject to such conditions as are determined by each incumbent Managing Member, in each case in the sole discretion of each incumbent Managing Member. A Managing Member will not be entitled to resign as a Managing Member of the Company unless another Managing Member shall have been admitted hereunder (and not have previously been removed or resigned). Any additional Managing Member or substitute Managing Member admitted as a Managing Member of the Company pursuant to this Section 10.3 is hereby authorized to, and shall, continue the Company without dissolution.
ARTICLE XI
WITHDRAWAL AND RESIGNATION OF MEMBERS
No Member shall have the power or right to withdraw or otherwise resign as a Member from the Company prior to the dissolution and winding up of the Company pursuant to Article XIII without the prior written consent of the Managing Member, except as otherwise expressly permitted by this Agreement. Any Member, however, that attempts to withdraw or otherwise resign as a Member from the Company without the prior written consent of the Managing Member upon or following the dissolution and winding up of the Company pursuant to Article XIII but prior to such Member receiving the full amount of distributions from the Company to which such Member is entitled pursuant to Article XIII shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Member, and such Member shall be entitled to receive the Fair Market Value of such Member’s equity interest in the Company as of the date of its resignation (or, if less, the amount that such Member would have received on account of such equity interest had such Member not resigned or otherwise withdrew from the Company), as conclusively determined by the Managing Member, on the sixth month anniversary date (or such earlier date determined by the Managing Member) following the completion of the distribution of Company assets as provided in Article XIII to all other Members. Upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 9.4, such Member shall cease to be a Member.
ARTICLE XII
EXCHANGE RIGHTS
12.1    Class A Common Unit for Class A Common Stock.
(a)    Subject to adjustment as provided in this Article XII and other provisions of this Agreement, the 22C Member shall be entitled at any time (subject to the availability of an exemption to the registration requirements of the Securities Act or other applicable law or a registration statement then in effect with respect to such issuance and subsequent transfer by such Exchanging Unitholder) and from time to time, upon the terms and subject to the conditions hereof, to surrender Paired Interests to PubCo in exchange for the delivery to such Exchanging Unitholder of a number of shares of Class A Common Stock that is equal to the product of the number of Paired Interests surrendered multiplied by the Exchange Rate (such exchange, a “Exchange”); provided that, absent a waiver by the Managing Member, any such Exchange is for a minimum of the lesser of 1,000 Paired Interests or all of the Paired Interests held by such Exchanging Unitholder.

(b)    Subject to adjustment as provided in this Article XII and other provisions of this Agreement, each Member other than the 22C Member shall be entitled from and after one hundred eighty (180) days following the consummation of the date of the closing of the initial public offering and sale of Class A Common Stock (as contemplated by PubCo’s Registration Statement on Form S-1 (File No. 333-236674), the “Initial Public Offering”) (or, if earlier, at any time, as may be determined by the Managing Member, if the Managing Member determines, in its sole discretion, that there is an available exemption to the registration requirements of the Securities Act or other applicable law or a registration statement is then in effect with respect to such issuance and subsequent transfer by such Exchanging Unitholder), upon the terms and subject to the conditions hereof, to elect to effect an Exchange (other than with respect to any Paired Interest that includes an Unvested Unit); provided that, absent a waiver by the Managing Member, any such Exchange is for a minimum of the lesser of 100 Paired Interests or all of the Paired Interests (other than any Paired Interest that includes an Unvested Unit) held by such Exchanging Unitholder.
(c)    PubCo shall (i) automatically be admitted as a Member in respect of the Class A Common Units it receives and (ii) cancel all shares of Class B Common Stock it receives in connection with any Exchange.
12.2    Exchange Procedures.
(a)    A Member shall exercise its right to make an Exchange as set forth in Section 12.1 hereof, as applicable, by delivering to PubCo a written election of Exchange in respect of the Paired Interests to be exchanged substantially in the form of Exhibit A hereto and any certificates, if any, representing Class A Common Units and/or shares of Class B Common Stock, as applicable, duly executed by such holder or such holder’s duly authorized attorney, in each case delivered during normal business hours at the principal executive offices of PubCo.
(b)    As promptly as practicable following the delivery of such a written election of Exchange, PubCo shall deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Class A Common Stock or, if there is no then-acting registrar and transfer agent of the Class A Common Stock, (x) in the case of the 22C Member, at the address set forth on such Member’s signature page to this Agreement (or at such other address as such Member may designate to PubCo) and (y) in the case of all other Members, at the principal executive offices of PubCo, the number of shares of Class A Common Stock deliverable upon such Exchange registered in the name of the relevant Exchanging Unitholder. To the extent the Class A Common Stock is settled through the facilities of the DTC, PubCo will, subject to Section 12.2(c) hereof, upon the written instruction of an Exchanging Unitholder, use its reasonable best efforts to deliver the shares of Class A Common Stock deliverable to such Exchanging Unitholder, through the facilities of the DTC, to the account of the participant of the DTC designated by such Exchanging Unitholder. PubCo shall take such actions as may be required to ensure the performance by the Company of its obligations under this Article XII, including the issuance and deliver of shares of Class A Common Stock to or for the account of, or at the direction of, the

Company in exchange for the delivery to PubCo of a number of Paired Interests that is equal to the number of Paired Interests surrendered by an Exchanging Unitholder, subject to adjustment as provided in this Article XII and other provisions of this Agreement.
(c)    PubCo, the Company and each Exchanging Unitholder shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that the Company shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the Exchanging Unitholder that requested the Exchange (or the DTC or its nominee for the account of a participant of the DTC that will hold the shares for the account of such Exchanging Unitholder), then such Exchanging Unitholder and/or the person in whose name such shares are to be delivered shall pay to PubCo the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Company that such tax has been paid or is not payable.
(d)    PubCo and the Company may adopt reasonable procedures for the implementation of the Exchange provisions set forth in this Article XII, including, without limitation, procedures for the giving of notice of an election of exchange.
(e)    Notwithstanding anything to the contrary herein, to the extent a Member surrenders for exchange a fraction of a Paired Interest, the Company may in its sole discretion deliver to such holder a cash amount equal to the market value of such fraction (as determined by the Managing Member in its sole discretion) in lieu of delivering a fraction of a share of Class A Common Stock.
12.3    Limitations on Exchanges. For the avoidance of doubt, and notwithstanding anything to the contrary herein, a Member shall not be entitled to effect an Exchange to the extent PubCo or the Company determines that such Exchange (i) would be prohibited by law or regulation (including, without limitation, the unavailability of any requisite registration statement filed under the Securities Act or any exemption from the registration requirements thereunder) or (ii) would not be permitted under any other agreements with PubCo or its subsidiaries to which such Member may be party (including, without limitation, this Agreement) or any written policies of PubCo related to unlawful or inappropriate trading applicable to its directors, officers or other personnel.
12.4    Adjustment.
(a)    The Exchange Rate shall be adjusted accordingly if there is: (i) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Units that is not accompanied by a substantively identical subdivision or combination of the Class A Common Stock; or (ii) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Stock that is not accompanied by a substantively identical subdivision or combination of shares of Class B Common Stock or the Class A Common Units, in each case, to the extent necessary to maintain the economic equivalency in the value surrendered for exchange and the value received, as determined by PubCo in its sole discretion; provided, however, that no adjustment to the Exchange Rate will be made solely as a result of a stock dividend by PubCo that is effected in order to maintain the relationship between the shares of Class A Common Stock and Class A Common Units. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, then upon any subsequent Exchange, an Exchanging Unitholder shall be entitled to receive the amount of such security, securities or other property that such Exchanging Unitholder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. Except as may be required in the immediately preceding sentence, no adjustments in respect of distributions shall be made upon the Exchange of any Paired Interest. This Agreement shall apply to, mutatis mutandis, and all references to “Paired Interests” shall be deemed to include, any security, securities or other property of PubCo or the Company which may be issued in respect of, in exchange for or in substitution of shares of Class B Common Stock or Class A Common Units, as applicable, by reason of stock or unit split, reverse stock or unit split, stock or unit dividend or distribution, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.
(b)    This Agreement shall apply to the Paired Interests held by the Members and their Permitted Transferees as of the date hereof, as well as any Paired Interests hereafter acquired by a Member and his or her or its Permitted Transferees.
12.5    Class A Common Stock to be Issued.
(a)    PubCo shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock as shall be deliverable upon any such Exchange; provided that nothing contained herein shall be construed to preclude PubCo or the Company from satisfying its obligations in respect of the Exchange of the Paired Interests by delivery of shares of Class A Common Stock which are held in the treasury of PubCo or are held by the Company or any of their subsidiaries or by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of PubCo or held by any subsidiary thereof). PubCo and the Company covenant that all

Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.
(b)    PubCo and the Company covenant and agree that, to the extent that a registration statement under the Securities Act is effective and available for shares of Class A Common Stock to be delivered with respect to any Exchange, shares that have been registered under the Securities Act shall be delivered in respect of such Exchange. In the event that any Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the Member requesting such Exchange, PubCo and the Company shall use commercially reasonable efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. PubCo and the Company shall use commercially reasonable efforts to list the Class A Common Stock required to be delivered upon Exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Class A Common Stock may be listed or traded at the time of such delivery.
12.6    Restrictions. Any restrictions on transfer of Units under any agreements with PubCo or any of its subsidiaries to which an Exchanging Unitholder may be party shall apply, mutatis mutandis, to any shares of Class A Common Stock and Class B Common Stock.
12.7    Tax Treatment; Tax Withholding.
(a)    As required by the Code and the Treasury Regulations, the parties shall report any Exchange consummated hereunder as a taxable sale of Class A Common Units and shares of Class B Common Stock by a Member to PubCo, and no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority unless an alternate position is permitted under the Code and Treasury Regulations and PubCo consents in writing.
(b)    Notwithstanding any other provision in this Agreement, PubCo, the Company and their agents and affiliates shall have the right to deduct and withhold taxes (including Class A Common Stock with a fair market value determined in the sole discretion of PubCo equal to the amount of such taxes) from any payments to be made pursuant to the transactions contemplated by this Agreement if, in their opinion, such withholding is required by law, and shall be provided with any necessary tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, and any similar information; provided that PubCo may, in its sole discretion, allow an Exchanging Unitholder to pay such taxes owed on the Exchange of Class A Common Units and shares of Class B Common Stock for shares of Class A Common Stock in cash in lieu of PubCo withholding or deducting such taxes. To the extent that any of the aforementioned amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the recipient of the payments in respect of which such deduction and withholding was made. To the extent that any payment pursuant to this Agreement is not reduced by such deductions or withholdings, such recipient shall indemnify the applicable withholding agent for any amounts imposed by any taxing authority together with any costs and expenses related thereto.
ARTICLE XIII
DISSOLUTION AND LIQUIDATION
13.1    Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members or the attempted withdrawal or resignation of a Member. The Company shall dissolve, and its affairs shall be wound up, upon:
(a)    the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act;
(b)    any event which makes it unlawful for the business of the Company to be carried on by the Members;
(c)    at any time there are no Members, unless the Company is continued in accordance with the Delaware Act; or
(d)    the determination of the Managing Member in its sole discretion; provided that in the event of a dissolution pursuant to this clause (d), the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 13.2 in connection with the winding up of the Company, taking into consideration tax and other legal constraints that may adversely affect one or more parties hereto and subject to compliance with applicable laws and regulations, unless, and to the extent that, with respect to any class of Units, holders of not less than 90% of the Units of such class consent in writing to a treatment other than as described above.
Except as otherwise set forth in this Article XIII, the Company is intended to have perpetual existence. An Event of Withdrawal shall not, in and of itself, cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.
13.2    Winding Up and Termination. On dissolution of the Company, the Managing Member shall act as liquidating trustee or may appoint one or more Persons as liquidating trustee. The liquidating trustee shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of winding up shall be borne as a Company expense. Until final distribution, the liquidating trustee shall continue to operate the Company properties with all of the power and authority of the Managing Member. The steps to be accomplished by the liquidating trustee are as follows:
(a)    as promptly as possible after dissolution and again after completion of the winding up, the liquidating trustee shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the completion of the winding up is completed, as applicable;
(b)    the liquidating trustee shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred of winding up) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent, conditional or unmatured liabilities in such amount and for such term as the liquidating trustee may reasonably determine); and
(c)    all remaining assets of the Company shall be distributed to the Members in accordance with Section 4.1(c) by the end of the Taxable Year of the Company during which the winding up of the Company occurs (or, if later, by ninety (90) days after the date of the winding up).
The distribution of cash and/or property to Members in accordance with the provisions of this Section 13.2 and Section 13.3 constitutes a complete return to the Members of their Capital Contributions and a complete distribution to the Members of their interest in the Company and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.
13.3    Deferment; Distribution in Kind. Notwithstanding the provisions of Section 13.2, but subject to the order of priorities set forth therein, if upon dissolution of the Company the liquidating trustee determine that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the liquidating trustee may, in their sole discretion, defer for a reasonable time the winding up of any assets except those necessary to satisfy Company liabilities (other than loans to the Company by Members) and reserves. Subject to the order of priorities set forth in Section 13.2, the liquidating trustee may, in their sole discretion, distribute to the Members, in lieu of cash, either (i) all or any portion of such remaining Company assets in-kind in accordance with the provisions of Section 13.2(c), (ii) as tenants in common and in accordance with the provisions of Section 13.2(c), undivided interests in all or any portion of such Company assets or (iii) a combination of the foregoing. Any such distributions in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the liquidating trustee deem reasonable and equitable and (y) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. The liquidating trustee shall determine the Fair Market Value of any property distributed in accordance with the valuation procedures set forth in Article XIV.
13.4    Cancellation of Certificate. On completion of the winding up of the Company’s affairs and distribution of Company assets as provided herein, the Company is terminated (and the Company shall not be terminated prior to such time), and the Managing Member (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the

Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 13.4.
13.5    Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Sections 13.2 and 13.3 in order to minimize any losses otherwise attendant upon such winding up.
13.6    Return of Capital. The liquidating trustee shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).
ARTICLE XIV
VALUATION
14.1    Value. Except as otherwise specifically set forth in a Management Member’s Employee Incentive Unit Agreement with respect to the determination of Fair Market Value of a Management Member’s Employee Incentive Units, “Fair Market Value” of any asset, property or equity interest means the amount which a seller of such asset, property or equity interest would receive in a sale of such asset, property or equity interest in an arms-length transaction with an unaffiliated third party consummated on a date determined by the Managing Member (which may be the date on which the event occurred which necessitated the determination of the Fair Market Value) (and after giving effect to any transfer taxes payable in connection with such sale).
14.2    Determination and Dispute. Fair Market Value shall be determined by the Managing Member (or, if pursuant to Section 13.3, the liquidating trustee) in its good faith judgment in such manner as it deems reasonable and using all factors, information and data deemed to be pertinent.
ARTICLE XV
GENERAL PROVISIONS
15.1    Power of Attorney.
(a)    Each holder of Units hereby constitutes and appoints the Managing Member and the liquidating trustee, with full power of substitution, as his, her or its true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to:
(i)    execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the Managing Member deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments which the Managing Member deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the Managing Member deems appropriate or necessary to reflect the dissolution and winding up of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to Article X or Article XI; and
(ii)    sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Managing Member, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by such holder of Units hereunder or is consistent with the terms of this Agreement and/or appropriate or necessary (and not inconsistent with the terms of this Agreement), in the reasonable judgment of the Managing Member, to effectuate the terms of this Agreement.
(b)    For the avoidance of doubt, the foregoing power of attorney does not include the power or authority to vote any Units held by any Member on any matter on which the Members have a right to vote, either at a meeting or by any written consent.
(c)    The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any holder of Units and the Transfer of all or any portion of his, her or its Units and shall extend to such holder’s heirs, successors, assigns and personal representatives.
15.2    Amendments.
(a)    The Managing Member (pursuant to its power of attorney from the holders of Units as provided in Section 15.1 or otherwise), without the consent of any holder of Units, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith. Notwithstanding the preceding sentence, the prior written consent of the 22C Member shall be required for any amendments or modifications that would be adverse to the 22C Member in any material respect.
(b)    Any amendment or modification effected in accordance with this Section 15.2(a) shall be effective, in accordance with its terms, with respect to the rights and obligations of and binding upon all Members. For the avoidance of doubt, without any action or requirement of consent by any Member, the Company shall update the books and records of the Company to remove a Member’s name therefrom once such Member no longer holds any Equity Securities, following which such Person shall cease to be a “Member” or have any rights or obligations under this Agreement.
15.3    Title to Company Assets. The Company assets shall be deemed to be owned by the Company as an entity, and no holder of Units, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. The Managing Member hereby declares and warrants that any Company assets for which legal title is held in its name or the name of any nominee shall be held in trust by the Managing Member or such nominee for the use and benefit of the Company in accordance with the provisions of this Agreement. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held.
15.4    Addresses and Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered, or received by certified mail, return receipt requested, sent by reputable overnight courier service (charges prepaid) or facsimile to the Company at the address set forth below and to any other recipient and to any holder of Units at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally or sent by facsimile (provided confirmation of transmission is received), three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company’s address is:
To the Company:
ZoomInfo Intermediate Holdings LLC
c/o ZoomInfo Technologies Inc.
805 Broadway, Suite 900
Vancouver, WA 98660
Attention: Anthony Stark, General Counsel
Email: anthony.stark@zoominfo.com
To the Managing Member:
ZoomInfo Technologies Inc.
805 Broadway, Suite 900
Vancouver, WA 98660
Attention: Anthony Stark, General Counsel
Email: anthony.stark@zoominfo.com
in each case, with a copy (which shall not constitute written notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Richard A. Fenyes
Telecopy No.: (212) 455-2502
Email: rfenyes@stblaw.com
15.5    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
15.6    Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital or property other than as a secured creditor.
15.7    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.
15.8    Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.
15.9    Applicable Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of Delaware, and the parties agree to exclusive jurisdiction and venue therein and waive, to the fullest extent permitted by law, any objection based on venue or forum non conveniens with respect to any action instituted therein. The parties hereto hereby consent to service being made through the notice procedures set forth in Section 15.4 and irrevocably submit to the jurisdiction of the aforesaid courts. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
15.10    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
15.11    Further Action. The parties shall use commercially reasonable efforts to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.
15.12    Delivery by Facsimile. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission (i.e., in portable document format), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.
15.13    Offset. Whenever the Company is to pay any sum to any holder of Units or any Affiliate or related person thereof, any undisputed amounts that such holder of Units or such Affiliate or related person owes to the Company (such lack of dispute to be evidenced by written confirmation of such by such holder of Units or related person thereof) may be deducted from that sum before payment.
15.14    Entire Agreement. This Agreement, those documents expressly referred to herein (including the Reorganization Agreement and Stockholders Agreement) and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral (including the Prior Agreement and the Management Holdings Agreement), which may have related to the subject matter hereof in any way.
15.15    Remedies. Each holder of Units shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to seek to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.
15.16    Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, to the fullest extent permitted by law, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

15.17    Spousal Consent. Each Member who is married severally represents that true and complete copies of this Agreement and all documents to be executed by such Member hereunder have been furnished to his or her spouse; represents and warrants to the Company and to the other Members that such spouse has read this Agreement and all related documents applicable to such Member, is familiar with each of their terms, and has agreed to be bound to the obligations of such Member hereunder and thereunder.
*         *         *         *         *

IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

ZOOMINFO INTERMEDIATE HOLDINGS LLC

By:
Name:	Henry Schuck
Title:	Chief Executive Officer

ZOOMINFO TECHNOLOGIES INC., as Managing Member and on its behalf

By:
Name:	Henry Schuck
Title:	Chief Executive Officer

Signature Page to Amended and Restated Limited Liability Company Agreement

HSKB Funds II, LLC, as Member By: HLS Management, LLC, its Manager

By:
Name:	Henry L. Schuck
Title:	Authorized Signatory

Signature Page to Amended and Restated Limited Liability Company Agreement

22C CAPITAL I-A, L.P., as Member

By: [ ], its general partner

By:
Name:
Title:

Address: [ ]

Signature Page to Amended and Restated Limited Liability Company Agreement

EXHIBIT A
[FORM OF]
ELECTION OF EXCHANGE
ZoomInfo Technologies Inc.
805 Broadway Street, Suite 900
Vancouver, Washington 98660
Attention: Anthony Stark, General Counsel
ZoomInfo Intermediate Holdings LLC
c/o ZoomInfo Technologies Inc.
805 Broadway Street, Suite 900
Vancouver, Washington 98660
Attention: Anthony Stark, General Counsel
Reference is hereby made to the Amended and Restated Limited Liability Company Agreement, dated as of [         ], 2020 (as amended from time to time, the “LLC Agreement”), among ZoomInfo Technologies Inc., a Delaware corporation (“PubCo”), as the Managing Member and on its behalf, ZoomInfo Intermediate Holdings LLC, a Delaware limited liability company (the “Company”), and the Members from time to time party thereto (each, a “Holder”). Capitalized terms used but not defined herein shall have the meanings given to them in the LLC Agreement.
The undersigned Holder hereby transfers to PubCo the number of Class A Common Units plus shares of Class B Common Stock set forth below (together, the “Paired Interests”) in Exchange for shares of Class A Common Stock to be issued in its name as set forth below, as set forth in the LLC Agreement.

Legal Name of Holder:

Address:

Number of Paired Interests to be Exchanged:

Brokerage Account Details:

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Paired Interests subject to this Election of Exchange are being transferred to PubCo (or the Company, if applicable) free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Paired Interests subject to this Election of Exchange is required to be obtained by the undersigned for the transfer of such Paired Interests to PubCo.
The undersigned hereby irrevocably constitutes and appoints any officer of PubCo or of the Company as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to PubCo (or the Company, if applicable) the Paired Interests subject to this Election of Exchange and to deliver to the undersigned the shares of Class A Common Stock to be delivered in exchange therefor.
IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Dated: